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                  CONSENT OF JOHNSON, HOLSCHER & COMPANY, P.C.

     We consent to the reference of our firm under the captions "Consolidated Financial Statements" and "Experts" and to the use of our report dated December 2, 1995 except as to Note 11, as to which the date is January 26, 1996, in the Registration Statement (Form SB-2) and the related Prospectus of Aquasearch, Inc. for the registration of 2,562,500 shares of its Common Stock.


                                   /s/ JOHNSON, HOLSCHER & COMPANY
                                   Professional Corporation



Englewood, Colorado
November 12, 1996















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